Section 2: EX-99.1 (SECOND QUARTER EARNINGS PRESS RELEASE, DATED JULY 31, 2012)

Exhibit 99.1
Carla Baca
Financial Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.34 PER SHARE FOR THE SECOND QUARTER

NASHVILLE, Tennessee, July 31, 2012 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2012. Normalized FFO and FFO for the three months ended June 30, 2012 totaled $0.34 per diluted common share. Normalized FAD and FAD for the three months ended June 30, 2012 totaled $0.36 per diluted common share.

For the three months ended June 30, 2012, revenues totaled $78.7 million, income from continuing operations totaled $2.4 million, and net income attributable to common stockholders totaled $2.9 million.

Salient highlights include:

•
Healthcare Realty's stabilizing properties ("SIP") are 51% leased, up from 46% last quarter. Occupancy in the SIP portfolio increased to 33% from 28% as tenants' suites were built out. Adjusted NOI for the SIP properties improved by approximately $300,000 compared to the previous quarter.

•	The Company has one property under construction, which is 40% leased, and expects to complete construction in the third quarter of 2012.

•	Including the developments that the Company is funding through construction loans, which are all secured by 100%-leased properties, Healthcare Realty's overall development portfolio is now 62% leased.

•
Healthcare Realty invested $28.5 million during the second quarter of 2012, including $10.7 million in one property acquisition, $15.6 million in two existing construction mortgages, and $2.2 million in one property under construction.

•	Occupancy in the same facility portfolio was 90%, and the occupancy of investments made during the past five quarters, which are not included in the same facility portfolio, was 96%.

•	The multi-tenant same facility NOI increased 3.5% in the second quarter from a year ago, and the overall same facility portfolio NOI increased 2.1% over the same time period.

•
The weighted average increase in lease rates for the Company’s multi-tenant properties remained strong in the second quarter. Contractual rates for in-place leases were up 3.1%, and rate increases on newly executed leases (“cash leasing spreads”) averaged 1.8%.

•
The percentage of Healthcare Realty’s medical office properties that are on or adjacent to hospital campuses increased to 77% in the second quarter of 2012, compared to 66% eight quarters ago, continuing the Company’s strategic shift toward lower-risk, on-campus medical office buildings.

•	A dividend of $0.30 per share was declared for the second quarter of 2012, which is 83% of normalized FAD.

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Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.9 billion in 205 real estate properties and mortgages as of June 30, 2012. The Company's 198 owned real estate properties are located in 28 states and total approximately 13.5 million square feet. The Company provides property management services to approximately 10.3 million square feet nationwide.

The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(dollars in thousands, except per share data)
(Unaudited)

	6/30/2012	12/31/2011
Assets
REAL ESTATE PROPERTIES:
Land	$163,211	$162,843
Buildings, improvements, and lease intangibles	2,552,106	2,521,226
Personal property	18,776	18,221
Construction in progress	34,180	86,328
Total real estate properties	2,768,273	2,788,618
Less accumulated depreciation	(545,677)	(516,747)
Total real estate properties, net	2,222,596	2,271,871
Cash and cash equivalents	3,103	4,738
Mortgage notes receivable	118,059	97,381
Assets held for sale and discontinued operations, net	12,921	28,650
Other assets, net	115,645	118,382
Total assets	$2,472,324	$2,521,022
Liabilities and Equity
LIABILITIES:
Notes and bonds payable	$1,395,600	$1,393,537
Accounts payable and accrued liabilities	57,785	72,217
Liabilities of discontinued operations	174	518
Other liabilities	52,570	49,944
Total liabilities	1,506,129	1,516,216
Commitments and contingencies
EQUITY:
Preferred stock, $.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000,000 shares authorized; 78,002,812 and 77,843,883 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	780	779
Additional paid-in capital	1,896,735	1,894,604
Accumulated other comprehensive loss	(3,332)	(3,332)
Cumulative net income attributable to common stockholders	801,993	795,951
Cumulative dividends	(1,729,981)	(1,683,196)
Total stockholders’ equity	966,195	1,004,806
Total liabilities and equity	$2,472,324	$2,521,022

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES
Property operating	$60,948	$53,320	$119,913	$105,141
Single-tenant net lease	12,833	13,459	25,092	27,503
Straight-line rent	1,542	1,076	3,449	2,364
Mortgage interest	2,039	1,825	4,331	3,474
Other operating	1,374	2,047	3,146	4,345
	78,736	71,727	155,931	142,827
EXPENSES
Property operating	29,457	27,773	58,039	55,210
General and administrative	4,519	5,157	9,782	10,938
Depreciation	21,311	18,487	42,333	36,756
Amortization	2,540	1,778	5,077	3,555
Bad debt, net	149	93	109	271
	57,976	53,288	115,340	106,730
OTHER INCOME (EXPENSE)
Loss on extinguishment of debt	—	—	—	(1,986)
Interest expense	(18,530)	(17,343)	(36,909)	(39,617)
Interest and other income, net	203	196	508	418
	(18,327)	(17,147)	(36,401)	(41,185)
INCOME (LOSS) FROM CONTINUING OPERATIONS	2,433	1,292	4,190	(5,088)
DISCONTINUED OPERATIONS
Income from discontinued operations	659	719	2,777	1,448
Impairments	(167)	—	(4,336)	(147)
Gain on sales of real estate properties	3	—	3,431	36
INCOME FROM DISCONTINUED OPERATIONS	495	719	1,872	1,337
NET INCOME (LOSS)	2,928	2,011	6,062	(3,751)
Less: Net income attributable to noncontrolling interests	(20)	—	(20)	(27)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,908	$2,011	$6,042	$(3,778)
BASIC EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.03	$0.02	$0.05	$(0.07)
Discontinued operations	0.01	0.01	0.03	0.02
Net income (loss) attributable to common stockholders	$0.04	$0.03	$0.08	$(0.05)
DILUTED EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.03	$0.02	$0.05	$(0.07)
Discontinued operations	0.01	0.01	0.03	0.02
Net income (loss) attributable to common stockholders	$0.04	$0.03	$0.08	$(0.05)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC	76,462,266	72,035,154	76,444,487	69,109,543
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—DILUTED	77,712,493	73,149,232	77,678,362	69,109,543

(1)
The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows (1)
(dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$2,928	$2,011	$6,062	$(3,751)
NON-CASH ITEMS:
Depreciation and amortization—real estate	23,467	20,410	46,896	40,592
Depreciation and amortization—other	1,563	1,654	2,866	3,327
Provision for bad debt, net	150	93	108	287
Gain on sales of real estate properties	(3)	—	(3,431)	(36)
Impairments	167	—	4,336	147
Straight-line rent receivable	(1,545)	(1,109)	(3,445)	(2,395)
Straight-line rent liability	112	149	202	246
Stock-based compensation	721	661	1,653	1,602
Provision for deferred post-retirement benefits	266	459	532	918
Total non-cash items	24,898	22,317	49,717	44,688
OTHER ITEMS:
Accounts payable and accrued liabilities	11,055	9,067	(9,573)	2,649
Other liabilities	219	5,081	2,541	6,299
Other assets	2,760	(1,655)	4,050	(5,376)
Loss on extinguishment of debt	—	—	—	1,986
Total other items	14,034	12,493	(2,982)	5,558
Net cash provided by operating activities	41,860	36,821	52,797	46,495
Cash flows from investing activities:
Acquisition and development of real estate properties	(17,196)	(57,574)	(61,522)	(83,111)
Funding of mortgages and notes receivable	(15,772)	(34,361)	(28,550)	(83,141)
Proceeds from sales of real estate	29,485	—	36,109	3,775
Proceeds from mortgage repayment by consolidated variable interest entity	—	—	35,057	—
Proceeds from mortgages and notes receivable repayments	4,507	40	9,232	58
Net cash provided by (used in) investing activities	1,024	(91,895)	(9,674)	(162,419)
Cash flows from financing activities:
Net borrowings (repayments) on unsecured credit facility	(22,000)	(41,000)	4,000	123,000
Repayments on notes and bonds payable	(1,223)	(810)	(2,436)	(1,616)
Repurchase of notes payable	—	—	—	(280,201)
Dividends paid	(23,398)	(22,325)	(46,785)	(42,570)
Proceeds from issuance of common stock	230	134,033	511	224,045
Purchase of noncontrolling interests	—	—	—	(1,591)
Common stock redemptions	—	—	(45)	(51)
Debt issuance costs	—	—	(3)	(356)
Distributions to noncontrolling interest holders	—	(55)	—	(281)
Net cash provided by (used in) financing activities	(46,391)	69,843	(44,758)	20,379
Increase (decrease) in cash and cash equivalents	(3,507)	14,769	(1,635)	(95,545)
Cash and cash equivalents, beginning of period	6,610	3,007	4,738	113,321
Cash and cash equivalents, end of period	$3,103	$17,776	$3,103	$17,776
 (1) The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of Funds from Operations (1) (2):
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2012	2011 (4)
Net Income Attributable to Common Stockholders	$2,908	$2,011
Gain on sales of real estate properties	(3)	—
Impairments	167	—
Real estate depreciation and amortization	23,467	20,410
Total adjustments	23,631	20,410
Funds From Operations	$26,539	$22,421
Acquisition costs	—	299
Normalized Funds From Operations	$26,539	$22,720
Funds From Operations Per Common Share—Diluted	$0.34	$0.31
Normalized Funds From Operations Per Common Share—Diluted	$0.34	$0.31
Weighted Average Common Shares Outstanding—Diluted	77,712,493	73,149,232
Reconciliation of Funds Available for Distribution (2):
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2012	2011 (4)
Net Income Attributable to Common Stockholders	$2,908	$2,011
Gain on sales of real estate properties	(3)	—
Impairments	167	—
Other non-cash items	24,734	22,317
Total non-cash items included in cash flows from operating activities (3)	24,898	22,317
Funds Available For Distribution	$27,806	$24,328
Acquisition costs	—	299
Normalized Funds Available For Distribution	$27,806	$24,627
Funds Available For Distribution Per Common Share—Diluted	$0.36	$0.33
Normalized Funds Available For Distribution Per Common Share - Diluted	$0.36	$0.34
Weighted Average Common Shares Outstanding—Diluted	77,712,493	73,149,232

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” The SEC indicated in 2003 that impairment charges (losses) could not be added back to net income attributable to common stockholders in calculating FFO. However, in late October 2011, NAREIT issued an alert indicating that the SEC staff recently advised NAREIT that it currently takes no position on the matter of whether impairment charges should be added back to net income to compute FFO, and NAREIT affirmed its original definition of FFO. The Company follows the NAREIT definition to exclude impairment charges and all prior periods have been restated to agree with the current presentation.

(2)
FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(3)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.

(4)	Normalization was not previously reported. Adjustments have been reflected in accordance with the current presentation.

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